EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statements No. 33-33013, No. 33-33063, No. 33-65157, No. 33-68860, No. 333-49837 and No.
333-44436 on Form S-8 and Registration Statement No. 33-45815 on Form S-3 of Network Equipment Technologies, Inc. of our report dated June 25, 2001, appearing in this Annual Report on Form 10-K of Network Equipment Technologies, Inc. for the year ended March 30, 2001.


/s/ DELOITTE & TOUCHE LLP

San Jose, California
June 28, 2001